Exhibit 5.1

Board of Directors September 19, 2024

Acme United Corporation

1 Waterview Drive

Shelton, CT 06484

Dear Ladies and Gentlemen:

We have acted as counsel for Acme United Corporation, a Connecticut corporation (the “Company”), and are delivering this opinion in connection with the filing with the Securities and Exchange Commission (the “Commission”) on or about the date hereof of a Form S-8 Registration Statement (the “Registration Statement”) relating to the registration of a total of 255,000 shares (the “Shares”) of common stock of the Company, par value $2.50 per share, consisting of: (1) up to an additional 55,000 Shares issuable upon exercise of options granted or which may be granted pursuant to the Acme United Corporation 2017 Non-Salaried Director Stock Option Plan, as amended (the “Director Plan”); and (2) up to an additional 200,000 Shares issuable upon exercise of options granted or which may be granted pursuant to the Acme United Corporation 2022 Employee Stock Option Plan, as amended (the “Employee Plan”; and together with the Director Plan, the “Plans”).

In rendering the opinion expressed herein, we have examined and relied upon the following: (a) the Registration Statement in the form to be filed with the Commission on the date hereof, (b) a copy of the Plans, (c) the Restated Certificate of Incorporation and the Bylaws of the Company in effect as of the date hereof, (d) the respective approvals of the Board of Directors and of the shareholders of the Company approving the Plans and the filing of the Registration Statement with respect to the Shares, (e) a form of option agreement under each of the Plans and (f) such other documents as we have deemed necessary or appropriate as a basis for the opinion expressed herein.

In rendering the opinion expressed herein, we have, without any independent inquiry or investigation, assumed that (i) any and all original documents submitted to us for our review are authentic and complete in all respects, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all signatures on all documents are the true and genuine signatures of the person on whose behalf they are purportedly made, (iv) all natural persons who executed documents had the legal capacity so to do, (v) all statements in certificates of public officials and officers of the Company that we reviewed were and are accurate and (vi) all representations made by the Company as to matters of fact in the documents that we reviewed were and are accurate.

Based upon the foregoing, we are of the opinion that the Shares issuable pursuant to the Plans have been duly authorized and, when and to the extent issued and delivered pursuant to the Plans and the relevant option agreements, including receipt by the Company of the consideration to be paid therefor, will be validly issued, fully paid and non-assessable.

This opinion letter is provided to you for your benefit solely with regard to the Registration Statement, may be relied upon by you only in connection with the Registration Statement, and may not be relied upon by any other person or for any other purpose without our prior written consent.

In connection herewith, we express no opinion on the laws of any jurisdiction other than the Connecticut Business Corporation Act and the laws of the State of Connecticut. This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion after the date hereof should the Connecticut Business Corporation Act be changed by legislative action, judicial decision or otherwise.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in connection with the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Brody Wilkinson PC